SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 19, 2008, among Organic To Go Food Corporation, a Delaware corporation (the “Company”), and W.Health L.P., a limited partnership organized under the laws of the Bahamas (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and/or Regulation S promulgated thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article 2.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Loeb & Loeb LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Conditional Warrant” means the Common Stock purchase warrant in the form of Exhibit A which is issuable to the Investor at the Closing.

“Conditional Warrant Shares” means the shares of Common Stock issuable upon exercise of the Conditional Warrant.

“Deferred Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit F hereto.

“Deferred Registration Statement” means a registration statement meeting the requirements set forth in the Deferred Registration Rights Agreement and covering the resale by the Investor of the Conditional Warrant Shares.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Indemnification Agreement” has the meaning set forth in Section 5.1(k)

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means $10,000,000.

“Investment Expenses” has the meaning set forth in Section 6.1.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.7.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Outside Date” means the thirtieth day following the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrant, the Conditional Warrant, the Warrant Shares and the Conditional Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means 7,142,857 shares of Common Stock issuable to the Investor pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Term Sheet” means the Proposed Term Sheet for Common Stock Financing and Associated Warrants, by and between the Investor and the Company, dated February 13, 2008.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, the Deferred Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant” means the Common Stock purchase warrant in the form of Exhibit C which is issuable to the Investor at the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“Warrants” means the Conditional Warrant and the Warrant, collectively.

ARTICLE 2.
PURCHASE AND SALE

2.1. Closing

Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares and the Warrants representing such Investor’s Investment Amount. The Closing shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, CA 90067 on the Closing Date or at such other location or time as the parties may agree.

2.2. Closing Deliveries

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i) a certificate evidencing the Shares, registered in the name of such Investor;

(ii) the Warrants, registered in the name of such Investor;

(iii) the legal opinion of Company Counsel, in agreed form, addressed to the Investor;

(iv) the legal opinion of Carr McClellan Ingersoll Thompson & Horn Professional Law Corporation, in agreed form, addressed to the Investor;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) the Deferred Registration Rights Agreement, duly executed by the Company;

(vii) the Indemnification Agreement;

(viii) good standing certificates from (a) the State of Delaware and (b) the State of Washington, dated as of no more than three days prior to the Closing Date, certifying that the Company is in good standing and qualified to do business in these jurisdictions; and

(ix) certificate of the Company, dated the Closing Date, signed by the Chief Executive Officer of the Company, certifying that the conditions specified in Sections 5.1(b), 5.1(c) and 5.1(e) hereof have been fulfilled.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company (the “Investor Deliverables”):

(i) the Registration Rights Agreement, duly executed by such Investor;

(ii) the Deferred Registration Rights Agreement, duly executed by such Investor; and

(iii) the Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company. The Investor shall deliver to the Company, within seven (7) Business Days after the date of this Agreement, written evidence confirming the initiation of the bank wire transfer of the Investment Amount, subject to the satisfaction of the conditions in Section 5.1.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company

The Company hereby makes the following representations and warranties to the Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements or Deferred Registration Statements in accordance with the requirements of the Registration Rights Agreement and the Deferred Registration Rights Agreement, as applicable, (ii) filings required by state securities laws, (iii) the filings required in accordance with Section 4.5 and (iv) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock (i) the shares of Common Stock issuable pursuant to this Agreement and the Warrant in order to issue the Shares and the Warrant Shares and (ii) twenty percent (20%) of the total number of shares of capital stock of Company on a fully diluted basis using the treasury method.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports, and set forth in Exhibit E attached hereto. Except as specified in the SEC Reports and in Exhibit E attached hereto, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports and except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except with respect to 2,229,430 warrants to purchase Common Stock, the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”), on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not received any material correspondence from the SEC or any Trading Market concerning the SEC Reports. The financial statements of the Company and any Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company since February 13, 2007 taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and except as disclosed on Schedule 3.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has entered into any material contract, agreement or other transaction that is not in the ordinary course of business, (iii) neither the Company nor any Subsidiary has incurred any liabilities or obligations (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) liabilities not exceeding in the aggregate $200,000; (iv) neither the Company nor any Subsidiary has altered its method of accounting or the identity of its auditors, (v) neither the Company nor any Subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (vi) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. Except as set forth on Schedule 3.1(k), there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company, any Subsidiary or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. Except as set forth on Schedule 3.1(l), no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(m) Compliance. Except as set forth on Schedule 3.1(m), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets. Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth on Schedule 3.1(p), neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company is the named beneficiary of a key-man life insurance policy with respect to its Chief Executive Officer for a coverage amount of no less than $1,000,000. The Company has a directors and officers liability insurance policy with respect to the Company’s Board of Directors for a coverage amount of no less than $5,000,000. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r) Transactions With Affiliates and Employees. Except as set forth in or otherwise not required to be disclosed in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-B under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(t) Solvency. Based on the financial condition of the Company and each Subsidiary as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s and each Subsidiary’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s and each Subsidiary’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s and each Subsidiary’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and each Subsidiary, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company and each Subsidiary, together with the proceeds the Company and each Subsidiary would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company and each Subsidiary does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares and Warrants, and the offer of the Warrant Shares and the Conditional Warrant Shares, by the Company to the Investor under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investor under Form S-1 promulgated under the Securities Act. Except as specified in the SEC Reports and except as set forth on Schedule 3.1(v), neither the Company nor any Subsidiary has granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, since February 13, 2007, received notice from any Trading Market to the effect that the Company is not in compliance with the listing, quoting or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing, quoting or maintenance requirements for continued listing or quoting of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investor the Securities contemplated by Transaction Documents.

(x) Investment Company. The Company and each Subsidiary is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(z) No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa) Consultation with Auditors. The Company and each Subsidiary has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(bb) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(dd) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ee) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) Dependence on Major Customers. No single customer of the Company or any of its Subsidiaries accounted for more than 10% of the Company’s or any of its Subsidiaries’ total sales during the calendar year of 2007.

(gg) Disclosure. The Company (on behalf of each Subsidiary) confirms that neither it nor any Person acting on its behalf has provided the Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company (including each Subsidiary), its and any Subsidiary’s business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2. Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company as follows:

(a) This Agreement is made by the Company with the Investor who is a Non-U.S. Person in reliance upon such Non-U.S. Person’s representations, warranties and covenants made in this Section 3.2.

(b) Such Non-U.S. Person has been advised and acknowledges that (i) the Securities have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) in issuing and selling the Securities to such Non-U.S. Person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act; (iii) it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of six (6) months following the Closing Date; (iv) notwithstanding the foregoing, prior to the expiration of six (6) months after the Closing (the “Restricted Period”), the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person.

(c) As used in this Agreement, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, the term “U.S. Person” means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person.; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; or (viii) A corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts, and the term “Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of the Securities Act.

(d) Such Non-U.S. Person agrees that with respect to the Securities until the expiration of the Restricted Period: (i) such Non-U.S. Person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the securities, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period; (ii) notwithstanding the foregoing, prior to the expiration of the Restricted Period, the securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person; and (iii) such Non-U.S. Person shall not engage in hedging transactions with regard to the securities unless in compliance with the Securities Act. The foregoing restrictions are binding upon subsequent transferees of the securities, except for transferees pursuant to an effective registration statement. Such Non-U.S. Person agrees that after the Restricted Period, the securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

(e) Such Non-U.S. Person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. Person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

(f) Such Non-U.S. Person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. Person and is not acquiring the Common Stock or Warrants for the account or benefit of any U.S. Person; and (iii) at the time of the Closing Date, the Non-U.S. Person or persons acting on Non-U.S. Person’s behalf in connection therewith will be located outside the United States.

(g) At the time of offering to such Non-U.S. Person and communication of such Non-U.S. Person’s order to purchase the Common Stock and Warrants and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. Person or persons acting on Non-U.S. Person’s behalf in connection therewith were located outside the United States.

(h) Such Non-U.S. Person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(i) Such Non-U.S. Person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 3.2 and shall transfer such securities on the books of the Company only to the extent consistent therewith. In particular, such Non-U.S. Person acknowledges that the Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(j) The Investor understands and agrees that the certificates for the Common Stock being purchased hereunder shall bear substantially the following legend until (i) such securities shall have been registered under the Securities Act pursuant to a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

(k) The Investor understands and agrees that the Warrants being issued hereunder shall bear the legend set forth on the forms attached hereto as Exhibits A and C, until (i) the shares of Common Stock underlying the Warrants shall have been registered under the Securities Act pursuant to a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws.

(l) The Investor hereby represents that the Investor is satisfied as to the full observance of the laws of such Investor’s jurisdiction in connection with any invitation to subscribe for the securities, including (i) the legal requirements within such Investor’s jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Such Investor’s subscription and payment for, and such Investor’s continued beneficial ownership of, the Securities, will not violate any applicable securities or other laws of such Investor’s jurisdiction.

(m) The Investor has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(n) The information in the “Investor Questionnaire,” attached hereto as Exhibit D, completed and executed by the Investor (the “Investor Questionnaire”) is accurate and true in all material respects.

(o) The Investor is not relying on the Company or its affiliates with respect to economic considerations involved in this investment.

(p) The Investor understands and agrees that the Investor must bear the economic risk of the Investor’s purchase because, among other reasons, neither the Common Stock nor the Common Stock underlying the Warrants have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.

(q) No representations or warranties have been made to the Investor by the Company or any of its officers, employees, agents, affiliates or subsidiaries, other than any representations of the Company contained herein, and in subscribing for the Common Stock and Warrants the Investor is not relying upon any representations other than any contained herein; provided that nothing contained herein shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein.

(r) The Investor understands and acknowledges that the Investor’s purchase of the Common Stock and Warrants is a speculative investment that involves a high degree of risk and the potential loss of the Investor’s entire investment.

(s) Neither the Commission nor any state securities commission has approved the Common Stock or Warrants, or passed upon or endorsed the merits of this offering or confirmed the accuracy or determined the adequacy of any information provided to the Investor by the Company.

(t) The Investor and the Investor’s advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the reasonable satisfaction of the Investor and the Investor’s advisors, if any.

(u) The Investor is unaware of, is in no way relying on, and did not become aware of the offering through or as a result of, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Common Stock and Warrants and is not subscribing for the securities and did not become aware of the offering of the securities through or as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor in connection with investments in securities generally.

(v) The Investor has not engaged any placement agent, financial advisor or broker, which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby and, in turn, to be paid to other selected dealers.

(w) The foregoing representations, warranties and agreements shall survive the Closing.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1. (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 3.2(j)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement (including a Registration Statement and a Deferred Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company). If the Investor shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2. Furnishing of Information.

As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Shares, Warrant Shares and Conditional Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares, Warrant Shares and Conditional Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration

The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investor.

4.4. Subsequent Registrations

Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5. Securities Laws Disclosure; Publicity

By 9:00 a.m. (New York time) four (4) Trading Days following the execution of this Agreement, and by 9:00 a.m. (New York time) four (4) Trading Days following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. Within four (4) Trading Days following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and within four (4) Trading Days following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing (unless this Agreement is executed on the same date as the Closing Date, in which case only one Form 8-K disclosing the execution of this Agreement and the Closing need be filed). In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is quoted or listed. Except as otherwise provided herein or to the extent such disclosure is required by law or Trading Market regulations, the Company shall keep the existence and content of its negotiations with the Investor, including the terms of the proposed offering, confidential and will not disclose to any third party any information relating to this Agreement or the proposed offering, except to its agents and counsel

4.6. Limitation on Issuance of Future Priced Securities

During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7. Indemnification of Investor

In addition to the indemnity provided in the Registration Rights Agreement and the Deferred Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information

The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Securities

The Company agrees, (i) if the Company applies to have the Common Stock listed or quoted on any Trading Market, other than the Trading Market on which the Common Stock is currently listed or quoted, it will include in such application the Shares, the Warrant Shares and the Conditional Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares, the Warrant Shares and the Conditional Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing or quoting of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10. Use of Proceeds

The Company shall not use the Investor's Investment Amount for the repayment of any loans incurred by the Company or its Subsidiaries prior to Closing, other than the repayment of $500,000 in term debt which matures in March 2008. The Company shall continue to pay its other obligations and liabilities in the ordinary course of its business as such obligations and liabilities come due.

4.11. Right of First Refusal.

(a) During the thirty-six (36) month period immediately following the Closing, the Investor shall be given not less than ten (10) Business Days prior written notice (the “Company Notice”) of any proposed sale by the Company of Common Stock or Common Stock Equivalents, except any Excluded Issuances (as defined below). The Investor shall have the right to purchase such number of the shares of Common Stock or Common Stock Equivalents being offered in such proposed sale equal to the number of shares of Common Stock or Common Stock Equivalents being offered times a fraction, the numerator of which is the number of shares of Common Stock owned by the Investor immediately after the Closing multiplied by two (2) and the denominator of which is the number of shares of Common Stock of the Company outstanding immediately after the Closing determined on a fully diluted basis in accordance with the treasury stock method under the United States Generally Accepted Accounting Principles, at the same price and on the same terms as such shares are offered to other investors (the “Right of First Refusal”). If the Investor elects to exercise the Right of First Refusal, the Investor shall, within ten (10) Business Days after the Investor receives the Company Notice, provide written notice to the Company of such election, specifying the number of shares the Investor desires to purchase (the “Investor Notice”). Payment of the purchase price for the shares purchased by the Investor pursuant to the Right of First Refusal shall be made within seven (7) Business Days after the Company receives the Investor Notice. The Right of First Refusal described in this Section 4.11 shall terminate upon the issuance by the Company of Common Stock or Common Stock Equivalents which the Investor has had the opportunity to purchase in one or multiple financings having an aggregate purchase price of $10.0 million.

(b) For purposes of this Section 4.11, the Right of First Refusal will not apply to any securities issued to (i) to directors, officers, employees, or consultants of the Company and its Subsidiaries pursuant to any stock option or stock incentive plan approved by the Board of Directors of the Company, (ii) pursuant to any stock split, recapitalization, reclassification or payment of any dividend or distribution with respect to the Company's issued and outstanding capital stock, (iii) upon the conversion or exercise of convertible or exercisable securities outstanding as of the Closing Date, (iv) in connection with bona fide business acquisitions, or (v) with unanimous approval of the Company’s Board of Directors (collectively, the “Excluded Issuances”).

4.12 Restrictive Covenants.

The Company covenants that prior to Closing, it shall not, without the Investor's prior written consent:  (i) change the nature of its business; (ii) issue any equity, equity securities (other than stock options issued pursuant to the Company’s stock option or stock incentive plan in the ordinary course of business) or debt in any form; (iii) divest, acquire, change the structure of its assets or otherwise decrease the value of its assets; or (iv) enter into any collaboration, partnership, distribution or other agreement binding the Company to any future payments, services or other contractual obligations exceeding $250,000.

4.13 Observer Rights.

Prior to the Closing, the Investor shall designate one representative to serve as an observer (the “Observer”) who shall be entitled to attend all meetings of the Company's Board of Directors in a nonvoting, observer capacity, and to receive electronic copies of all notices, minutes, consents and other materials that the Company provides to its directors, as and when such materials are provided to directors; provided, however, that the Observer shall agree in writing to be bound by the same duties of confidentiality, good faith and loyalty as if such Observer were a director of the Company, with respect to all information provided to him or her in such materials and in the course of his or her attendance at any meeting of the Company's Board of Directors. Notwithstanding the foregoing, the Company reserves the right to withhold any information and exclude such Observer from any meeting of the Board of Directors, or any portion thereof, only to the extent that access to such information or attendance at such meeting would adversely affect the attorney-client privilege, or would cause the Company to violate a confidentiality agreement with a third party, or would give rise to a conflict of interest with such Observer. The Observer shall not be entitled to vote on any matter as to which action of the Board of Directors is to be taken. The right of the Observer to attend the Company's Board meetings and receive materials shall cease and be of no further force or effect at such time as the Investor and its Affiliates collectively own less than 5.0% of the issued and outstanding shares of the Company's Common Stock.

4.14 Board of Directors.

Prior to the Closing, the Investor shall designate one representative to serve as a director of the Company (the “Investor Director”) who shall upon or prior to the Closing be elected to the Company's Board of Directors. The Company shall provide the Investor Director with copies of all notices, minutes, consents and other materials that the Company provides to its other directors. The Investor Director shall have the right to sit on any committee established by the Board of Directors. The Company shall maintain adequate directors' and officers' liability insurance covering all directors and officers (including without limitation the Investor Director) in an amount, form and substance reasonably satisfactory to the Investor Director. The Board of Directors of the Company shall not take any action to remove the Investor Director without the written consent of the Investor, and shall nominate the Investor Director for election or re-election at each annual meeting of the Company’s stockholders. If the Investor Director resigns or dies, the remaining directors of the Company shall elect a new designee of the Investor to serve on the Company’s Board of Directors as the Investor Director. This Section 4.11 shall terminate and no longer be of any force or effect if at any time the Investor and its Affiliates collectively own less than 5.0% of the issued and outstanding shares of the Company's Common Stock.

4.15 Board Meetings.

The Board of Directors of the Company shall meet at least once every quarter in person or via conference telephone upon not less than ten (10) days prior notice or upon the written request of any director. The Company shall reimburse the Investor Director and the Observer for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board meetings. This Section 4.15 shall terminate and no longer be of any force or effect if at any time the Investor and its Affiliates collectively own less than 5.0% of the issued and outstanding shares of the Company’s Common Stock.

4.16 Protective Agreements.

The Company shall cause all of the officers and consultants of the Company and its Subsidiaries who have access to proprietary information of the Company and its Subsidiaries to execute agreements which contain restrictions regarding non-solicitation of employees and customers, non-disclosure of information and assignment of technology to the Company, which are each in a form acceptable to the Investor.

4.17 Confidentiality.

The Company will keep the existence and content of its negotiations with the Investor, including the terms of the Transaction Documents, confidential and will not disclose to any third party any information relating to the transactions hereunder, except to its employees, shareholders, affiliates, counsel or consultants, who will each be bound by confidentiality agreements and who will have a ‘need to know’, and except as required by law. Except as required by applicable law, the Company will make no public statement, press release, or other announcement with respect to the transactions hereunder, without the Investor’s prior written approval.

4.18 Warrant Adjustment.

If between the date of this Agreement and the Closing Date, (i) the weighted average daily trading price of the Company’s Common Stock drops below $1.19 for more than two (2) consecutive Trading Days, and (ii) the average trading volume for each such day exceeds 100,000 shares of Common Stock, then the amount of Warrant Shares issuable under the Warrant will be increased at Closing from 4,285,715 Warrant Shares to 5,357,144 Warrant Shares.

4.19 Due Diligence.

Until the Closing Date, the Company will continue to furnish to the Investor all documents, materials and other information, pursuant to the written due diligence request previously sent by the Investor and any updated requests provided by the Investor prior to the Closing Date.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investor to Purchase Securities

The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a) Due Diligence. The Investor shall have completed customary due diligence and shall have received favorable due diligence reports, including intellectual property, business, financial, scientific and legal, without producing any information that would have a Material Adverse Effect on the Company.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(c) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(f) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed or quoted for trading on a Trading Market;

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(h) Transaction Documents. The Company shall have executed all agreements and documents and satisfied all conditions as required to be executed or satisfied at the Closing pursuant to the Transaction Documents;

(i) Miscellaneous Confirmations. The Company shall have provided written confirmation, in form reasonably satisfactory to the Investor, of the following: (1) the amount of any loans or other forms of indebtedness between the Company or its Subsidiaries and any director, officer, key employee and/or consultant; (2) that the Company has “key man” life insurance for the CEO in the amount of not less than $1,000,000, naming the Company as beneficiary; and (3) that the Company has directors’ and officers’ liability insurance for members of the Board in a coverage amount of no less than $5,000,000;

(j) Board of Directors. The Investor Director shall have been elected to the Board of Directors of the Company;

(k) Indemnification Agreement. The Company and the Investor Director shall have entered into an indemnification agreement in form reasonably approved by the Investor (the “Indemnification Agreement”);

(l) Termination. This Agreement shall not have been terminated by the Investor in accordance with Section 6.5; and

(m) Amendment to Agreements. The Company shall cause to be amended: (i) that certain Securities Purchase Agreement dated as of June 26, 2007, among the Company and the investors identified on the signature pages thereto; (ii) that certain Securities Purchase Agreement dated as of October 12, 2007, among the Company and the investors identified on the signature pages thereto; and (iii) that certain Securities Purchase Agreement dated as of January 25, 2008, among the Company and the investors identified on the signature pages thereto, so that the Right of First Refusal is not adversely impaired.

5.2. Conditions Precedent to the Obligations of the Company to sell Securities

The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investor Deliverables. The Investor shall have delivered its Investor Deliverables in accordance with Section 2.2(b); and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall pay (i) at the Closing all costs and expenses, including out-of-pocket travel expenses, incurred by any and all counsel, attorneys consultants, auditors, experts and representatives of the Investor, in connection with the performance of due diligence and the negotiation, preparation, execution, delivery and implementation of the Transaction Documents, up to a maximum of $75,000 (the “Investment Expenses”) and (ii) certain compliance expenses agreed to in writing by the parties in the Term Sheet. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

6.2. Entire Agreement

The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and, except as provided under Section 6.1, supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices

(a) All notices and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given:

(i) in the case of hand delivery to the address set forth below, on the next Business Day after delivery;

(ii) in the case of delivery by an internationally recognized overnight courier to the address set forth below, freight prepaid, on the next Business Day after delivery and signed receipt by the recipient; and

(iii) in the case of a notice sent by facsimile transmission to the number and addressed as set forth below, on the next Business Day after delivery, if receipt of such facsimile transmission is confirmed.

(b)For all notices given pursuant to one of the methods listed in sub-clause (a) above, a copy of the notice should also be sent by email to the email address set forth below.

(c) Contact details:

            If to Investor:

Address for notices being delivered by hand/courier:

c/o Inventages Whealth Management Inc.
Winterbotham Place, Marlborough & Queen Streets
P. O. Box N-3026
Nassau, The Bahamas, Attn: Dr. Gunnar Weikert

Always with a copy to: IVC SA, Route de Coppet 26A, 1291 - Commugny, Switzerland, Attn: Dr. Bogdan von Rueckmann

Always with a copy to:  weikert@inventages.com and portfolio@inventages.com

Number for notices being delivered by facsimile transmission:

To: IVC SA, Attn: Dr. Bogdan von Rueckmann, at: +41 21 823 0001

Always with a copy to: weikert@inventages.com and portfolio@inventages.com

If to the Company:

 Address for notices being delivered by hand/courier:

Organic To Go Food Corporation
3317 Third Avenue South
Seattle, Washington 98134
Attn: Chief Financial Officer

Always with a copy to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Lawrence Venick, Esq.

Number for notices being delivered by facsimile transmission:

To: Organic To Go Food Corporation, Attn: Chief Financial Officer, at: +1 206 299 3707

Always with a copy to: Loeb & Loeb LLP, Attn: Lawrence Venick, Esq, at: +1 310 282 2200

(d) A party may change or supplement the contact details for service of any notice pursuant to this Agreement, or designate additional addresses, facsimile numbers and email addresses for the purposes of this Section 6.3 by giving the other parties written notice of the new contact details in the manner set forth above.

6.4. Amendments; Waivers; No Additional Consideration

No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Without the written consent of the Investor, an amendment or waiver under this Section 6.4 may not waive or amend any Transaction Document the effect of which would be to permit the Company to (1) name the Investor as an underwriter in a Registration Statement or the Deferred Registration Statement without such Investor’s specific written consent thereto, or (2) not include any Registrable Securities (as defined in the Registration Rights Agreement and in the Deferred Registration Rights Agreement) of an Investor in a Registration Statement or a Deferred Registration Statement due to their refusal to be named as an underwriter therein.

6.5. Termination

This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investor and the Company; and

(b) by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 6.5, the Company and the Investor shall not have any further obligation or liability (including as arising from such termination) to the other under the Transaction Documents as a result therefrom; provided, however, that the Company shall pay to the Investor a cash amount equal to the Investor Expenses, together with all costs and expenses, including reasonable legal fees, incurred by the Investor in collecting payment of the Investment Expenses, in the event that the Closing does not occur due to the Company’s failure to comply with all the closing conditions listed in Section 5.1 hereof.

6.6. Construction

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor.”

6.8. No Third-Party Beneficiaries

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9. Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

6.10. Arbitration.

Each party agrees that any dispute, controversy, or claim arising in relation to this Agreement, including with regard to its validity, invalidity, breach, enforcement or termination, shall be resolved by binding arbitration in London, England, in accordance with the rules of arbitration which are in force in the United Kingdom on the date when the notice of arbitration is submitted. The arbitrability of such dispute, claim or controversy shall also be determined in such arbitration. Such arbitration proceeding shall be conducted in the English language before one (1) arbitrator agreed to by the parties. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

6.11. Survival.

The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.12. Execution

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic mail signature page were an original thereof.

6.13. Severability

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.14. Rescission and Withdrawal Right

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.15. Replacement of Securities

If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.16. Remedies

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.17. Payment Set Aside

To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.18. Limitation of Liability

Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORGANIC TO GO FOOD CORPORATION

By:	/s/ Jason Brown
Name: Jason Brown
Title: Chairman and Chief Executive Officer

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SIGNATURE PAGE FOR THE INVESTOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

W.HEALTH L.P.

By:	/s/ Dr. Gunnar Weikert
Dr. Gunnar Weikert Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

By:	/s/ Dr. Wolfgang Reichenberger
Dr. Wolfgang Reichenberger Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

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